First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                                  Three Months Ended June 30,
                                                  ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  30.1      $  37.2
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.5         95.3
   Other issuances of common stock ...............        0.1          0.2
   Purchases of treasury stock ...................         --         (0.2)
                                                       ------       ------
 Weighted average common shares outstanding ......       91.6         95.3
                                                       ======       ======
 Net income per common share......................    $   .33      $   .39
                                                       ======       ======

                                                   Six Months Ended June 30,
                                                  ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  58.9       $ 74.0
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period....       91.1         98.7
   Other issuances of common stock ...............        0.3          0.7
   Purchases of treasury stock ...................         --         (3.2)
                                                       ------       ------
 Weighted average common shares outstanding.......       91.4         96.2
                                                       ======       ======
 Net income per common share......................    $   .64      $   .77
                                                       ======       ======

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 First Health Group Corp. and Subsidiaries                         EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (In millions except per share amounts) (Unaudited)
 ----------------------------------------------------------------------------

                                                  Three Months Ended June 30,
                                                  ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  30.1      $  37.2
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period....       91.5         95.3
   Other issuances of common stock ...............        0.1          0.2
   Purchases of treasury stock ...................         --         (0.2)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.....        1.3          2.4
                                                       ------       ------
 Weighted average common and common share
   equivalents....................................       92.9         97.7
                                                       ======       ======
 Net income  per common share.....................    $   .32      $   .38
                                                       ======       ======

                                                   Six Months Ended June 30,
                                                  ---------------------------
                                                        2004         2003
                                                       ------       ------
 Net income ......................................    $  58.9      $  74.0
                                                       ======       ======
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period ...       91.1         98.7
   Other issuances of common stock ...............        0.3          0.7
   Purchases of treasury stock ...................         --         (3.2)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options.....        1.5          2.5
                                                       ------       ------
 Weighted average common and common share
   equivalents....................................       92.9         98.7
                                                       ======       ======
 Net income per common share......................    $   .63      $   .75
                                                       ======       ======